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                                                       EXHIBIT 10(j)



                        INTERSTATE GENERAL COMPANY L.P.

                        EMPLOYEES' UNIT INCENTIVE PLAN


1.   Purpose

          The purpose of this Employees' Unit Incentive Plan, which is an amendment and restatement of the Interstate General Company L.P. Employees Unit Option Plan, is to promote the growth and general prosperity of Interstate General Company L.P., a Delaware limited partnership (the "Partnership"), by permitting the Partnership, by grant of Awards to acquire proprietary interests therein, to attract and retain the best available personnel for the Partnership and its Affiliates for positions of substantial responsibility and to provide certain key employees with an additional incentive to contribute to the success of the Partnership and its Affiliates.

2.   Definitions

          In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this
Section 2:

     (a) "Affiliate" means, with respect to a designated person, any other person controlled by the designated person. As used in this definition of "Affiliate," "control" of a person means the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or general partnership interests of the person or fifty percent (50%) or more of the value of the equity interests in the person.

     (b) "Agreement" means an agreement entered into between the Partnership and a Grantee, setting forth the terms and conditions applicable to the Award granted to the Grantee.

     (c) "Award" means an Option (including an Option granted under the Employee's Unit Option Plan), a Right, or an award of a type authorized by Section 9 hereof.

     (d) "Committee" means the board of directors of Interstate General Management Corporation ("IGMC"), a Delaware corporation, not including directors who are eligible to participate in the Plan.

     (e) "Employee" means an employee of the Partnership or an Affiliate of the Partnership.

     (f) "Exercise Date" means a date on which some or all of the Units subject to an Exercise Date Unit Option may be purchased.

     (g) "Exercise Date Unit Option" means an Option that, pursuant to Section 7(d) hereof is exercisable only on specified Exercise Dates.

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     (h)  "General Unit Option" means an Option with respect to which available
          Installments are, pursuant to Section 7(c) hereof, exercisable at any time and from time to time.

     (i) "Grantee" means an individual to whom an Award is granted under the Plan.

     (j) "Installment" means the portion of the total number of Units subject to an Option that the Grantee may purchase during each of the several periods of the term of a General Unit Option or on each of the Exercise Dates of an Exercise Date Unit Option.

     (k) "Legal Representative" means the executor, administrator, guardian or other legal representative of a Grantee who dies or becomes incapacitated.

     (l) "Option" means a right granted under the Plan to purchase Units. Unless the context clearly indicates otherwise, the term "Option" shall include both Exercise Date Unit Options and General Unit Options.

     (m) "Partnership Agreement" means the Third Amended and Restated Limited Partnership Agreement of Interstate General Company L.P., dated as of February 6, 1987, as amended.

     (n) "Plan" means the Interstate General Company L.P. Employees' Unit Incentive Plan, as amended and restated, as set forth herein and as amended from time to time.

     (o) "Right" means a right granted under the Plan to receive payment in accordance with Section 8 hereof.

     (p) "Unit" means a "Class A Unit," as that term is defined in the Partnership Agreement.

3.   Administration

          The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion, to determine which eligible Employees shall receive Awards, the time when Awards shall be granted, the type of each Award, the terms of such Awards (which may differ from one another), the number of Units subject to each Award and the exercise price or purchase price of an Award (if any) per Unit (which may be less than, equal to, or greater than the fair market value of a Unit on the date of grant), and shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding for all purposes and upon all persons. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

4.   Eligibility

          The Committee may grant Awards to any key Employee, including an Employee who is a director of the managing general partner of the Partnership or of any Affiliate of the Partnership presently existing or hereinafter organized or acquired. All determinations by the Committee as to the identity

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of the persons to whom Awards may be granted hereunder shall be conclusive.  An individual Grantee may receive more than one Award.

5.   Units Subject to the Plan

     (a) Subject to the provisions of subsection (b), below, the Partnership may grant Awards under the Plan, as amended and restated, with respect to not more than the least of the following numbers of Units:
          (i) the remaining number of Units with respect to which additional Options were authorized to be granted under the Employees' Unit Option Plan immediately prior to its amendment and restatement as the Employees' Unit Incentive Plan; (ii) the number of Units authorized under the Partnership Agreement; or (iii) the number of Units specified by any other limit upon the issuance of Units as compensation imposed by the rules of any securities exchange on which Units are listed.

     (b) If an Award (including an Option granted under the Employees' Unit Option Plan) is cancelled, surrendered, lapses, or is terminated, in whole or in part, without being exercised (if applicable), for any reason other than the exercise of a related Award or of another portion of the Award, in such manner that all or some of the Units subject to the Award are not issued to a Grantee (and cash, Units, or any other form of payment is not paid in lieu thereof), the Units subject to the Award shall be restored to the aggregate maximum number of Units (specified in subsection (a), above) with respect to which Awards may be granted under the Plan.

6.   Term

          This amendment and restatement of the Plan shall become effective as of March 16, 1995. It shall continue in effect for the remainder of the term of ten (10) years from the date of the adoption of the Employees' Unit Option Plan by the Partnership, unless it is sooner terminated in accordance with
Section 13 hereof. Awards may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described above, or the termination of the Plan pursuant to Section 13 hereof.

7.   Options

     (a)  Duration of Option

          No Option shall be exercisable before the expiration of six (6) months from the date it was granted or such longer period as the Committee may establish as to any and all Units subject to any Option. Subject to extension as provided in subsection (d)(iv), below, no Option shall be exercisable after the expiration of ten
          (10) years from the date it is granted or such shorter period as the Committee may establish as to any and all Units subject to any Option, and, subject to the provisions of subsections (c) and (d) hereof, each Option shall terminate on the date on which the Grantee ceases to be an Employee.

     (b)  Exercise of Option

          (i) The Units subject to an Option shall be exercisable in Installments, as may be determined by the Committee.


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          (ii) In the event that the Partnership or the partners of the
               Partnership enter into an agreement to dispose of all or substantially all of the assets of the Partnership, or the interests therein, by means of a sale, a reorganization, a liquidation, or otherwise, an Option shall become immediately exercisable with respect to the full number of Units subject to that Option, notwithstanding any other provision of the Plan, during the period commencing as of the date of such agreement and ending immediately prior to the closing contemplated by the agreement or when the agreement is terminated, and, notwithstanding any other provision of the Plan, all Options shall terminate and cease to be exercisable from and after such closing. The Partnership shall provide each Grantee with notice of the contemplated closing promptly after the agreement to dispose of all or substantially all of the assets of the Partnership, or the interests therein, is reached, but in no event less than forty-eight (48) hours prior to the closing.

         (iii) An Option shall be exercised when written notice of such exercise has been given to the Partnership at its principal business office by the person entitled to exercise the Option and full payment for the Units with respect to which the Option is exercised has been received by the Partnership.

          (iv) Until the issuance of Unit certificates therefor, no right to direct the vote or receive distributions or any other rights as a unitholder shall exist with respect to optioned Units notwithstanding the exercise of an Option. No adjustment shall be made for distribution or other rights for which the record date is prior to the date a Unit certificate is issued except as provided in Section 14 hereof.

     (c)  General Unit Options

          (i) The Committee may grant General Unit Options with respect to which the Grantee may purchase an available Installment or any portion thereof at any time and from time to time. Installments or portions thereof not purchased in earlier periods shall accumulate and shall be available for purchase in later periods within the term of the Option.

          (ii) If the Grantee dies or becomes incapacitated while an Employee, the Grantee's Legal Representatives shall have the right to exercise, to the extent the Option was exercisable on the date that the Grantee died or became incapacitated, a General Unit Option for six (6) months after such date as the Partnership shall have notified the Grantee's Legal Representatives of their right (if any) to exercise the Option, or such shorter period as the Committee may establish. As soon as practicable after the Partnership has learned of the death or incapacity of a Grantee and the identity of the Grantee's Legal Representatives, the Partnership shall notify the Legal Representatives of their right (if any) to exercise the Option.

         (iii) If the Grantee ceases to be an Employee for any reason other than death or incapacity, the Grantee shall have the right to exercise, to the extent the Option was exercisable

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               on the date the Grantee ceased to be an Employee, a General
               Unit Option for thirty (30) days after such date, or such shorter period as the Committee may establish.

          (iv) Notwithstanding any other provision of this subsection (c), in no event shall any General Unit Option be exercisable after the term of the Option.

     (d)  Exercise Date Unit Options

          (i) The Committee may grant Exercise Date Unit Options, which are exercisable only on Exercise Dates designated by the Committee. The Committee shall designate Exercise Dates at the time of the grant of an Exercise Date Unit Option and may designate additional Exercise Dates at any time and from time to time. The Grantee may purchase less than the full Installment available under the Option on any Exercise Date. Installments or portions thereof not purchased on earlier Exercise Dates shall accumulate and shall be available for purchase on later Exercise Dates within the term of the Option.

          (ii) If the Grantee ceases to be an Employee, for any reason other than death or incapacity, on a day that is not an Exercise Date, an Exercise Date Unit Option may be exercised, to the extent the Option could be exercised on the Exercise Date immediately preceding the termination of his status as an Employee, on the Exercise Date immediately following the termination of his status as an Employee. The Option may not be exercised on any other Exercise Date. For example, assume that the Committee has designated July 1, 1993, and August 1, 1994, as Exercise Dates with respect to an Exercise Date Unit Option granted to a Grantee. Assume further that the Grantee ceases to be an Employee on September 30, 1993, he had the right to exercise the Option with respect to 2,000 Units on July 1, 1993, and had not exercised his Option on that date. Then such Grantee may exercise the Option with respect to these 2,000 Units on August 1, 1994.

         (iii) If the Grantee ceases to be an Employee on a day that is an Exercise Date, an Exercise Date Unit Option may not be exercised after the Grantee ceases to be an Employee.

          (iv) If the Grantee dies or becomes incapacitated while an Employee or while all or a portion of an Exercise Date Unit Option could have been exercised pursuant to paragraph (ii), above, his Legal Representatives shall have the right to elect to exercise, to the extent the Option would have been exercisable on the Exercise Date immediately subsequent to the Grantee's death or incapacity, the Option on the first Exercise Date occurring after such death or incapacity, provided that there is a Legal Representative appointed to represent such Grantee or his estate and if not, on the first Exercise Date thereafter on which there is then a Legal Representative to act for such Grantee or his estate. Provided, further, in all events such Legal Representative shall have the right to exercise such Option for a period of ninety (90) days following the delivery of notice by the Partnership to the Legal Representatives.


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8.   Rights

     (a)  General
          The Committee shall have authority, in its sole discretion, to provide for the grant of Rights either (i) in tandem with all or a portion of an Option granted under the Plan or (ii) independent of any Option granted under the Plan. A Right shall permit the Grantee to receive, upon exercise of the Right, an amount (to be paid in cash, in Units in property or in any combination thereof, as specified in the Agreement or, if not, as determined by the Committee in its sole discretion at any time prior to or after exercise) equal in value to the excess of (i) the fair market value of the Units with respect to which the Right is exercised on the date of exercise, determined as specified in the Agreement, over (ii) either (A) the Option price of the related Option in the case of a tandem Right, or
          (B) the base price specified in the Agreement in the case of an independent Right, whichever is applicable. A tandem Right shall be exercisable only at such times, and to such extent, as the related Option is exercisable. An independent Right shall be exercisable at such time and to such extent as the Committee shall determine. A tandem Right may be granted coincident with or after the grant of any related Option.

     (b)  Exercise of Rights

          (i) With respect to Rights, the Committee may establish such waiting periods, exercise dates and other limitations (including restrictions on any Units received upon the exercise of a Right) as it shall deem appropriate in its sole discretion.

          (ii) A Right shall be exercised when written notice of such exercise has been given to the Partnership at its principal business office by the person entitled to exercise the Right.

         (iii) The right of a Grantee to exercise a tandem Right shall be canceled if and to the extent that the Units subject to the Right are purchased upon the exercise of the related Option, and the right of a Grantee to exercise an Option shall be canceled if and to the extent that the Units subject to the Option are used to calculate the amount to be received upon the exercise of a tandem Right.

          (iv) Until the issuance of Unit certificates therefor, if any, no right to direct the vote or receive distributions or any other rights as a unitholder shall exist with respect to Units subject to the Right notwithstanding the exercise of a Right. No adjustment shall be made for distribution or other rights for which the record date is prior to the date a Unit certificate is issued except as provided in Section 14 hereof.

9.   Other Unit-Based Awards

          The Committee may, from time to time, grant Awards (in addition to Options and Rights) under the Plan that consist of, are denominated in or payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, Units, provided that such grants comply with applicable law. The Committee may subject such Awards to such vesting or earnout provisions, restrictions on transfer, and/or other restrictions on incidents of

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ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. The Committee may grant Awards under this Section 9 that require no payment of consideration by the Grantee (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed. Awards granted under this Section 9 may include, by way of example, restricted Units, phantom Units, performance Units, performance bonus awards, and other awards that are payable in cash, or that are payable in cash or Units or other property (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Units, valued in whole or in part by reference to Units, or otherwise based on or related to Units.

10.  Tax Withholding

          The Partnership shall have the right to collect an amount sufficient to satisfy any federal, state, Puerto Rico and/or local withholding tax requirements that may apply with respect to any Award granted to a Grantee.
The Partnership shall have the right to require Grantees to remit to the Partnership an amount sufficient to satisfy any such withholding tax requirements. The Partnership also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

11.  Nonassignability

          An Award may be exercised only by the Grantee and an Award may not be assignable or transferable by him other than by will or the laws of descent and distribution.

12.  Cancellation and Reissuance

          The Committee, at any time and from time to time, in its discretion, may offer Grantees the opportunity to elect to surrender, or to have the Partnership cancel and terminate, any outstanding Award (or any portion thereof), and may grant in substitution for the cancelled and terminated Award (or portion thereof) a new Award under the Plan. The type, terms and magnitude of the new Award may be similar to or different from the original Award.

13.  Amendment or Termination of the Plan

     (a)  Amendment

          The Partnership, acting through IGMC, may amend the Plan from time to time in such respects as the Partnership, acting through IGMC, may deem advisable. Any such amendment shall apply to any outstanding Awards that were granted before the date such amendment is adopted, provided that no such amendment shall adversely affect any right acquired by any Grantee, under the terms of any Award granted before the date of such amendment, unless such Grantee shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 14 hereof shall not adversely affect such right. No such amendment shall affect any Award that has been exercised or earned before the date such amendment is adopted.




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     (b)  Termination

          The Partnership, acting through IGMC, may at any time terminate the Plan. Any such termination of the Plan shall not affect Awards previously granted and such Awards shall remain in full force and effect as if the Plan had not been terminated.

14.  Adjustments Upon Changes in Capitalization

     (a)  Adjustments to Award Amounts

          In the event of any Unit distribution, split-up, recapitalization, combination, exchange of interests in the Partnership or any other entity, merger, consolidation, acquisition of property, separation, reorganization, or liquidation, as a result of which interests of any class in the Partnership or any other entity shall be issued in respect of outstanding Units, or if Units shall be changed into the same or a different number of the same or another class or classes of interests in the Partnership or any other entity ("interests") prior to a distribution to a Grantee under an Award, the Committee shall adjust, as it deems equitable in its sole and absolute discretion, the aggregate number and type of Units (or other interests) available for Awards under Section 5, the number of Units or interests (or, if applicable, the amount of cash (or other property) to be distributed to the Grantee and/or the exercise price or purchase price of Units subject to an Award, to avoid any significant dilution or enlargement of the benefits intended to be made available under the Plan.

     (b)  Adjustments to Units Subject to Plan

          In the event of any change in the outstanding Units of the Partnership as described in subsection (a), above, the aggregate number and class of interests remaining available under the Plan shall be that number and class that a person would be holding if: the person had been granted an Option on the date preceding such change for all of the available Units under the Plan, all such Units had been purchased at the date of the grant of the Award and had not been disposed of, and a change in the outstanding Units as described in subsection (a), above, had occurred.

15.  Agreement and Representations of Grantee

     (a) As a condition to receiving Units under the Plan, the Partnership may require the person receiving such Units to represent and warrant at the time of any such exercise that the Units are being acquired only for investment and without any present intention to sell or distribute such Units. The Units shall not be offered, sold, transferred, or otherwise disposed of in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, or other disposition may be made without the prior written opinion of counsel for the Partnership that such offer, sale, transfer, or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule, or regulation of any jurisdiction. The foregoing restriction may be indicated by legend on the Unit certificates representing such Units.



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     (b)  Any Units received under the Plan shall be subject to such restrictions as may be contained in any agreement previously entered into by the Partnership with respect to Units and applicable to such Units. The foregoing restrictions, if any, shall be indicated by legend on the Unit certificates representing such Units.

     (c) IGMC shall execute and deliver to each Grantee a written Agreement that shall contain such provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.

     (d) The initial "Capital Account" (as defined in the Partnership Agreement) of each Grantee shall be established in accordance with the second paragraph of the definition of "Capital Account" set forth in the Partnership Agreement.

16.  Reservation of Units

          The Partnership, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Units as shall be sufficient to satisfy the requirements of the Plan. Inability of the Partnership to obtain from any regulatory body having jurisdiction the authority deemed by the Partnership's counsel to be necessary for the lawful issuance and sale of any Units hereunder shall relieve the Partnership of any liability in respect of the non-issuance or sale of such Units as to which such requisite authority shall not have been obtained.

17.  Use of Funds

          The proceeds of the sale of Units, whether newly issued or previously acquired, shall be added to and administered as a part of the general assets of the Partnership.

18.  Notice

          All notices delivered pursuant to the Plan shall be in writing, delivered by hand, by facsimile or by first class certified mail, return receipt requested, postage prepaid. If notice is delivered to the Partnership, it shall be delivered to the Partnership, in care of the President of IGMC, at the Partnership's principal place of business. If notice is delivered to the Grantee, it shall be delivered at the most recent address of Grantee shown on the records of the Partnership. The Partnership and/or the Grantee may change by notice (delivered in accordance with this Section 18) the address for delivery set forth in this Section 18. The date of notice for all purposes under the Plan shall be the date of delivery of the notice. As soon as practicable after the Partnership has learned of the death or incapacity of a Grantee and the identity of the Grantee's Legal Representatives, the Partnership shall notify, in accordance with this Section 18, the Legal Representatives of their right (if any) to exercise any Award granted hereunder, provided that notice to any of Grantee's Legal Representatives shall be deemed to be notice to all of Grantee's Legal Representatives.

19.  Governing Law

          The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be preempted by any Federal law.